THE PRUDENTIAL              Exhibit (6) (iii)
     The Prudential [LOGO]         INSURANCE COMPANY
                                   OF AMERICA



                 AMENDMENT TO BE ATTACHED TO AND MADE A PART OF
                       GROUP ANNUITY CONTRACT NO. GV-0000



Effective August 1, 1983, The Contract, as constituted immediately prior to the execution of this amendment, is amended in the following respect:

For Variable Annuities effected with that part of a Participant's Accumulation Account arising from contributions made prior to August 1, 1983, the schedules of Variable Annuity rates B-D of the Contract as constituted immediately prior to the execution of this amendment shall apply. For Variable Annuities effected with that part of a Participant's Accumulation Account arising from contributions made on and after August 1, 1983, the applicable schedules of Variable Annuity rates will be those set forth on the attached schedules B-D.

                                   THE PRUDENTIAL INSURANCE COMPANY
                                             OF AMERICA

Moosic, PA, ________ ,19      By:
                                 -----------------------------------
                                   Title:








GAA-7852



                                      C-28
                                                            19080

                                                            8-83

                                   SCHEDULE B

                    RATES OF IMMEDIATE VARIABLE LIFE ANNUITY


Monthly amount, in Annuity Units, of Immediate Variable Life Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly Payment before his death.


     Age on Date of Allocation
     -------------------------
     If Date of Allocation is in:       Monthly Number of Annuity Units
                                        -------------------------------
     1983      1994      2005                     Unisex
     ----      ----      ----                     ------

     45        46        47                       36.85
     50        51        52                       39.87
     55        56        57                       43.90
     60        61        62                       49.16
     65        66        67                       56.07
     70        71        72                       65.56

The rates shown in this Schedule are to be used without adjustment only when the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.



GVA-120                                                          Schedule B
Serial B-100   3.5 AIR - .9850                                   Life Annuity

                                                                           8-83
                                   SCHEDULE B

                    RATES OF IMMEDIATE VARIABLE LIFE ANNUITY


Monthly amount, in Annuity Units, of Immediate Variable Life Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death.


     Age on Date of Allocation
     -------------------------
     If Date of Allocation is in:             Monthly Number of Annuity Units
                                              -------------------------------
     1983      1994      2005                          Unisex
     ----      ----      ----                          ------

     45        46        47                            39.83
     50        51        52                            42.82
     55        56        57                            46.83
     60        61        62                            52.08
     65        66        67                            58.98
     70        71        72                            68.50


The rates shown in this Schedule are to be used without adjustment only when the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.



GVA-120                                                           Schedule B
Serial B-100    4.0 AIR - .9850                                   Life Annuity

                                                            8-83

                                   SCHEDULE B
                    RATES OF IMMEDIATE VARIABLE LIFE ANNUITY

Monthly amount, in Annuity Units, of Immediate Variable Life Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly Payment before his death.


     Age on Date of Allocation
     -------------------------
     If Date of Allocation is in:            Monthly Number of Annuity Units
                                             -------------------------------

     1983      1994      2005                          Unisex
     ----      ----      ----                          ------

     45        46        47                            42.90
     50        51        52                            45.83
     55        56        57                            49.81
     60        61        62                            55.04
     65        66        67                            61.94
     70        71        72                            71.46


The rates shown in this Schedule are to be used without adjustment only when the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.



GVA-120                                                      Schedule B
Serial B-100   4.5 AIR - .9850                               Life Annuity

                                                       8-83

                                   SCHEDULE C

                RATES OF IMMEDIATE VARIABLE LIFE ANNUITY-CERTAIN

Monthly amount, in Annuity Units, of Immediate Variable Life Annuity-Certain effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. Upon receipt by the Prudential of due proof that the death of the Annuitant occurred before he received the specified number of payments-certain, the Prudential will continue monthly payments to the Beneficiary until a total of the specified number of payments in all has been made to the Annuitant and the Beneficiary.


     Age on Date of Allocation          120 Monthly Payments-Certain
     -------------------------          ----------------------------
     If Date of Allocation is in:       Monthly Number of Annuity Units
                                        -------------------------------

     1983      1994      2005                     Unisex
     ----      ----      ----                     ------
     45        46        47                       37.26
     50        51        52                       40.32
     55        56        57                       44.24
     60        61        62                       49.12
     65        66        67                       55.21
     70        71        72                       62.65


The rates shown in this Schedule are to be used without adjustment only when the specified number of monthly payments-certain is 120, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for 180 monthly payments-certain and for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                                      Schedule C
Serial C-100   3.5 AIR - .9850                               LAC

                                                                      8-83

                                   SCHEDULE C

                RATES of IMMEDIATE VARIABLE LIFE ANNUITY-CERTAIN

Monthly amount, in Annuity Units, of Immediate Variable Life Annuity-Certain effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. Upon receipt by the Prudential of due proof that the death of the Annuitant occurred before he received the specified number of payments-certain, the Prudential will continue monthly payments to the Beneficiary until a total of the specified number of payments in all has been made to the Annuitant and the Beneficiary.


     Age on Date of Allocation          120 Monthly Payments-Certain
     -------------------------          ----------------------------
     If Date of Allocation is in:       Monthly Number of Annuity Units
                                        -------------------------------
     1983      1994      2005                Unisex
     ----      ----      ----                ------

     45        46        47                  40.23
     50        51        52                  43.23
     55        56        57                  47.09
     60        61        62                  51.93
     65        66        67                  57.95
     70        71        72                  65.31


The rates shown in this Schedule are to be used without adjustment only when the specified number of monthly payments-certain is 120, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for 180 monthly payments-certain and for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                                 Schedule C
Serial C-100   4.0 AIR - .9850                          LAC

                                                                 8-83

                                   SCHEDULE C

                RATES OF IMMEDIATE VARIABLE LIFE ANNUITY-CERTAIN

Monthly amount, in Annuity Units, of Immediate Variable Life Annuity-Certain effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. Upon receipt by the Prudential of due proof that the death of the Annuitant occurred before he received the specified number of payments-certain, the Prudential will continue monthly payments to the Beneficiary until a total of the specified number of payments in all has been made to the Annuitant and the Beneficiary.


     Age on Date of Allocation          120 Monthly Payments-Certain
     -------------------------          ----------------------------
     If Date of Allocation is in:       Monthly Number of Annuity Units
                                        -------------------------------

     1983      1994      2005                     Unisex
     ----      ----      ----                     ------

     45        46        47                       43.26
     50        51        52                       46.22
     55        56        57                       50.02
     60        61        62                       54.79
     65        66        67                       60.74
     70        71        72                       68.00


The rates shown in this Schedule are to be used without adjustment only when the specified number of monthly payments-certain is 120, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for 180 monthly payments-certain and for combinations of ages and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                                      Schedule C
Serial C-100   4.5 AIR - .9850                               LAC

                                                                      8-83

                                   SCHEDULE D

             RATES OF IMMEDIATE VARIABLE JOINT AND SURVIVOR ANNUITY

Monthly amount, in Annuity Units, of Immediate Variable Joint and Survivor Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. After the Annuitant's death, a specified percentage of such number of Annuity Units will be payable monthly to the Contingent Annuitant, if living, at the death of the Annuitant. The first monthly payment to the Contingent Annuitant will be made on the Due Date following the Due Date of last payment to the Annuitant. Subsequent monthly payments are payable to the Contingent Annuitant on each Due Date thereafter, terminating with the last monthly payment before the Contingent Annuitant's death.


                                             Monthly Number of Annuity
                                                  Units to Annuitant
                                        --------------------------------------
                                        If Annuitant and Contingent Annuitant
                                        have same date of birth, Annuitant is
     Age on Date of Allocation          male, Contingent Annuitant is female,
     -------------------------          and specified percentage to Contingent
     If Date of Allocation is in:       Annuitant is:
                                        --------------------------------------

     1983      1994      2005                100%           50%
     ----      ----      ----

     60        61        62                  42.54          48.98
     65        66        67                  47.58          55.95
     70        71        72                  55.50          66.20


The rates shown in this Schedule are to be used without adjustment only when the percentage to the Contingent Annuitant is either 100% or 50%, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of percentages, ages, sex, and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                                 Schedule D
Serial D-100    3.5 AIR - .9850                         J&S

                                                                      8-83

                                   SCHEDULE D

             RATES OF IMMEDIATE VARIABLE JOINT AND SURVIVOR ANNUITY

Monthly amount, in Annuity Units, of Immediate Variable Joint and Survivor Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. After the Annuitant's death, a specified percentage of such number of Annuity Units will be payable monthly to the Contingent Annuitant, if living, at the death of the Annuitant. The first monthly payment to the Contingent Annuitant will be made on the Due Date following the Due Date of last payment to the Annuitant. Subsequent monthly payments are payable to the Contingent Annuitant on each Due Date thereafter, terminating with the last monthly payment before the Contingent Annuitant's death.

                                             Monthly Number of Annuity
                                                  Units to Annuitant
                                        --------------------------------------
                                        If Annuitant and Contingent Annuitant
                                        have same date of birth, Annuitant is
     Age on Date of Allocation          male, Contingent Annuitant is female,
     -------------------------          and specified percentage to Contingent
     If Date of Allocation is in:       Annuitant is:
                                        --------------------------------------

     1983      1994      2005                100%           50%
     ----      ----      ----
     60        61        62                  45.32          51.87
     65        66        67                  50.31          58.82
     70        71        72                  58.20          69.10


The rates shown in this Schedule are to be used without adjustment only when the percentage to the Contingent Annuitant is either 100% or 50%, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of percentages, ages, sex, and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                            Schedule D
Serial D-100    4.0 AIR - .9850                    J&S

                                                       8-83

                                   SCHEDULE D
             RATES OF IMMEDIATE VARIABLE JOINT AND SURVIVOR ANNUITY

Monthly amount, in Annuity Units, of Immediate Variable Joint and Survivor Annuity effected by allocation of 10,000 Annuity Units, first payment to the Annuitant on the Due Date of allocation. Subsequent monthly payments are payable to the Annuitant on each Due Date thereafter, terminating with the last monthly payment before his death. After the Annuitant's death, a specified percentage of such number of Annuity Units will be payable monthly to the Contingent Annuitant, if living, at the death of the Annuitant. The first monthly payment to the Contingent Annuitant will be made on the Due Date following the Due Date of last payment to the Annuitant. Subsequent monthly payments are payable to the Contingent Annuitant on each Due Date thereafter, terminating with the last monthly payment before the Contingent Annuitant's death.


                                   Monthly Number of Annuity
                                      Units to Annuitant
                              -------------------------------------
Age on Date of Allocation     If Annuitant and Contingent Annuitant
-------------------------     have same date of birth, and specified
If Date of Allocation is in:  percentage to Contingent Annuitant is:
                              --------------------------------------

    1983  1994  2005               100%      50%
    ----  ----  ----
     60    61    62               48.16    54.82
     65    66    67               53.09    61.76
     70    71    72               60.94    72.01

The rates shown in this Schedule are to be used without adjustment only when the percentage to the Contingent Annuitant is either 100% or 50%, and the date of allocation occurs in a calendar year shown above and coincides with the anniversary of the Annuitant's date of birth. Rates for combinations of percentages, ages, sex, and dates of allocation not shown in this Schedule will be determined by the Prudential on a basis consistent with that upon which the above rates were determined, and will be furnished upon request.

NOTE: The above rates are based on an interest rate equal to the Assumed Investment Result specified in Provision II less the percentage 0.375%.


GVA-120                                            Schedule D
Serial D-100    4.5 AIR - .9850                    J&S